Exhibit 10.4
[Manufacturers and Traders Trust Company Letterhead]
April 19, 2006
Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Attention: Gary Sproule, CFO
United Tote Company
11505 Susquehanna Trial
Glen Rock, PA 17327
Attention: Jeff True, President
     Re:    Sale of United Tote Company
Gentlemen:
Pursuant to a Credit Agreement dated September 5, 2003, as amended by a First Amendment dated January 4, 2005, a Second Amendment dated June 13, 2005, a Third Amendment dated August 22, 2005, and a Fourth Amendment dated November 23, 2005 (as so amended, the “Credit Agreement”) by and among United Tote Company (“Borrower”) and Manufacturers and Traders Trust Company (“Lender”), Lender has made certain loans and financial accommodations available to Borrower. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
Borrower, Lender, Youbet.com, Inc. (“Youbet”), and UT Gaming, Inc., a wholly-owned subsidiary of Youbet (“Purchaser”), are parties to that certain letter agreement dated February 9, 2006 (the “Forbearance Agreement”) and wish to modify the definition of, and extend, the Forbearance Period (as defined therein) as follows:
“Forbearance Period” shall mean the period commencing on the date of the consummation of the acquisition of Borrower by Purchaser and continuing through the earliest of : (i) June 30, 2006; (ii) the occurrence of any Event of Default, other than the Potential Event of Default or any Event of Default arising as a result of a breach of Section 8 of the Credit Agreement for the period ending June 30, 2006; and (iii) the date of any breach of any of the conditions, agreements, representations or warranties provided in this letter agreement.
The Borrower acknowledges and agrees that upon the termination of Lender’s agreement to forbear as provided herein, Lender shall be entitled to exercise any or all of its rights and remedies under the Transaction Documents or any applicable law, including seeking the appointment of a receiver, acceleration of the Obligations and at any time thereafter Lender shall be entitled to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Default or Event of Default.
Each of Youbet, Purchaser and Borrower (collectively, the “Companies”) hereby acknowledge and agree that (a) Lender has not agreed to, and Lender has no obligations whatsoever to discuss, negotiate or to agree to, any restructuring of Companies’ liabilities to Lender, or any modification, amendment, restructuring, restatement or renewal of the Credit Agreement or the other Transaction Documents, (b) if there are any future discussions between Lender and Companies concerning any such modification, amendment, restructuring, restatement, renewal or forbearance, that no modification, amendment, restructuring, restatement, renewal, forbearance, compromise, settlement, agreement or understanding with respect to Companies’ liabilities to Lender under the Credit Agreement or the other Transaction Documents or any term, provision or aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of all parties thereto, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement or contract exists except in accordance with the terms of this agreement,

(c) if there are any future discussions among Lender and Companies or any of their respective affiliates concerning any new loan, financing or other extension of credit by Lender, that no such discussions or any written correspondence, proposals or other communications in conjunction therewith shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until, if ever, reduced to writing and signed by authorized representatives of all parties thereto, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement or contract exists except in accordance with the terms of this agreement, and (d) except as otherwise expressly set forth herein, the Credit Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.
This letter agreement is limited as specified and shall not constitute (i) an endorsement of any action or inaction of any Company or (ii) a modification, amendment or waiver of any other provision of the Credit Agreement or any of the other Transaction Documents. Each Company agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Transaction Documents based upon the foregoing agreement.
This Agreement shall be construed and enforced in accordance with and governed by all of the provisions of the internal laws (as opposed to conflicts of law provisions) of the State of Maryland.
All provisions, terms or conditions and all covenants, representations, warranties and agreement contained in the Transaction Documents and the Forbearance Agreement shall remain in full force and effect, except as expressly provided herein. The forbearance referenced herein is limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based and shall not be deemed to constitute a waiver or modification of any other term, provision or condition of the Credit Agreement or any other Transaction Document or to prejudice any right or remedy that any holder of the Security Documents may now have or may have in the future.
Please acknowledge your receipt and acceptance of the terms of this letter by signing in the space below.

Sincerely, MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Mark S. Gaffin
Name:	Mark S. Gaffin
Title:	Vice President

YOUBET.COM, INC.
By:	/s/ Gary W. Sproule
Name:	Gary W. Sproule
Title:	Chief Financial Officer

UT GAMING, INC.
By:	/s/ Gary W. Sproule
Name:	Gary W. Sproule
Title:	Chief Financial Officer

UNITED TOTE COMPANY
By:	/s/ Gary W. Sproule
Name:	Gary W. Sproule
Title:	Chief Financial Officer